EXHIBIT 10.25

Select Office Suites . . . . . . . . . . . . . . . . . . .

License Agreement for Usage of Office Space between
SELECT OFFICE SUITES, as Licensor, and
Emtec Inc. As Licensee,
DATED December 3, 2004

ITEM 1: BASIC AGREEMENT.  This Agreement by and between Select Office Suites, (the “Licensor”) and Emtec Inc. (the “Licensee”) grants the Licensee the right to use and occupy Room(s) 22 at 116 West 23rd Street, Suite 500, New York, NY 10011, upon the terms and conditions herein specified. As part of this Agreement, the Licensor shall provide the Licensee with the General Services as described in Item 5 herein, extended to all other Licensees, under the condition that the Licensee satisfies all of its requirements set forth in this Agreement.

As a matter of fair and equal access and usage of the facilities by all Licensees, the Licensor cannot enter into a License agreement with agencies, on-site recruiters, or any other business that will see numerous visitors/clients on-site on a regular basis, nor can it run advertisements that list the address of the facility so as not to attract unscheduled visitors. Furthermore, the Licensor cannot enter into a License agreement with companies that do not have an established bank account or credit card in the Licensee Company’s name to pay its initial and ongoing monthly fees. The Licensee accepts that it must pass the Licensor’s reference and background checks, and that it will not be accepted as, or considered, a Licensee, with all the rights and privileges described herein, until the Licensor approves, signs and thus executes this License agreement. If the Licensee finds that the conditions in this paragraph are not satisfied, the Licensor has the right to deny and cancel this agreement at any time before signing and executing it, even if the Licensee has completed its signatory requirements.

ITEM 2: LICENSEE REGISTRATION AND REFERENCE INFORMATION.

2.1. Registration Information. The Licensee represents that the following information is current and accurate and that it shall immediately report to the Licensor any changes to the information during the term of this Agreement.

Emtec, Inc.	24 years
Licensee/Organization Name	How Long Ago Was This Business Established?

572 Whitehead Road	Trenton, N.J. 08619
Current Business Address	City, State, Zip

22-3386933	9 years
Employer Identification No	Number of years

Principal’s Name	Social Security No.

Legal Home Address	City, State, Zip

Home Phone No.	Alternate Phone No.

2.2. Guest Registration. All clients, vendors, or guests of the Licensee, that intend to use the Rooms for more than three (3) consecutive days or five (5) days in total during the term of this Agreement, shall register with the Licensor, in advance, for security purposes, and shall provide the Licensor with the Registration Information set forth above. For security

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purposes, the Licensee also agrees to immediately report in writing and changes in personnel, such as termination of employment.

2.3.	Business/Credit References.

1)	Emtec is a public company	Ticker - ETEC.OB
	Company Name	Account No.

	Contact Name	Phone No.

2)
	Company Name	Account No.

	Contact Name	Phone No.

2.4.	Personal References.

1)
	Name	Phone No.

	Address	Relationship

2)
	Name	Phone No.

	Address	Relationship

2.5.	Bank Information.

1)	BOA Checking	355 008 130
	Bank Name and Type of account	Account No.

2.6	Nature Of The Business / Organization: Below describe what type of business/ organization that this office will be used for:

_____Computer Systems Sales & Services_________________________________________

2.7.	Referral Source: Below indicate which source or broker you used, or referred you to The Licensor, so that it may receive the appropriate credit for it’s services. If you did not use any broker or referral service, and attained information entirely on your own (perhaps through a general search on the worldwide web without registering with any office rental search engine), please write ‘NONE’ below.

__________________Yellow Pages_____________________________________________

Licensee hereby affirms, that all the information provided in Items 2 is true and accurate. Licensor is authorized (as deemed necessary by Licensor), to verify the accuracy of the statements and information provided and to conduct a credit investigation, including without limitation, obtaining one or more credit reports from commercial credit investigations.

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/s/ John Howlett	12/3/04

Signature	Date

ITEM 3: MONTHLY LICENSE FEE.  This Licensee shall pay the Licensor a base monthly License amount of:

$1,300.00 for Room # 22

Plus a monthly 10% surcharge for utilities and maintenance, as described in Item 5.2 below, of $130.00 for a total of $1,430.00 per month (the “License Fee”).

ITEM 4: TERM OF THIS LICENSE.

4.1.	Term Dates: This Agreement is for a term of 14 months, commencing on January 1, 2005 and concluding on February 29, 2006.

4.2.	Early Termination: The Licensee may be released from this agreement on July 31, 2005 as long as it provides a written 60-day notice by 12:00 noon on June 1, 2005. If the Licensee does not exercise this option, then its next opportunity to terminate this agreement will be the actual term conclusion date of this agreement which is February 28, 2006, and will require a 60-day written notice by 12:00 noon on January 1, 2006.

4.3.	Considerations for Pre-payment of Term: In consideration for pre-paying the first 6 months of License Fees plus monthly telecommunication and set-up charges, specifically months January 1, 2005 through June 30, 2005, the Licensee will receive the month of July 2005 free of base License and Telecommunications Fee payments.

4.4.	Option to Pre-pay Additional 6 Months: On or before June 1, 2005, the Licensee has the option to pre-pay an additional 6 months of License Fees plus monthly telecommunication fees, specifically months August 1, 2005 through January 31, 2006, and the Licensee will receive the month of February 2006 free of base License and Telecommunications fees. If the Licensee opts not to pre-pay an additional 6-months, it may continue as a Licensee and pay its invoices on a month- to-month basis, but then it will not be eligible for free month of usage and services for the 14th month.

4.5.	Written Notice Required For All Agreements To Conclude: In order for the Licensor to be able to legally pursue other clients, and to sign other agreements for the room in this agreement once the Licensee terminates it’s stay, the Licensee must first deliver a written notice to the Licensor as described in the clauses above, by 12:00 Noon on the 1st day of a month that it is eligible to submit a 60-day written notice, and that satisfies the above clauses. Upon receiving the 60-day written notice, the Licensor will submit to the Licensee a counter notice acknowledging the termination date of the agreement, which will not be unreasonably withheld. This 60- day written notice requirement still holds true regardless of whether the 1st day falls on a weekend or holiday, since the Licensee has the option to present that written notice at any time or day during the previous 30 days of occupancy. Written notices to terminate this agreement will only be honored up until 12:00 noon of the 1st day of any month, and any written notices received after that time will be treated as if they were presented on the 1st day of the following month.

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4.6.	Exact Term Conclusion: If the Licensee does not issue the Licensor a written 60- day calendar notice on January 1, 2006 and is allowed to continue beyond the last day of the term as written in this agreement, which is February 28, 2006, without a written and executed agreement extension or renewal, including rate increase (at the Licensor’s discretion), the Licensee will automatically have this agreement extended for the same terms and conditions and is still required to provide a written 60-day calendar month notice 60 days before the end of every subsequent 6-month interval (random example of a 60-day written calendar month notice: Licensee must provide written notice on or prior to Noon on March 1, 2006 in order to be released from this agreement on April 30, 2006, presuming that those random dates coincide with the completion of a subsequent 6-month interval). In such event, the Licensee accepts that this agreement shall not be considered terminated, regardless of the term conclusion date stated above, unless and until a written notice, as explained above, is submitted by the Licensee to the Licensor. The Licensee accepts that it is responsible or paying License Fees to the Licensor up to and including the 60-day calendar month written notice period, as described above, has concluded, even if that date is after the term conclusion date stated above, and that the retainer fee/security deposit is not to be used or applied towards any outstanding invoices before the term of this license has completed. The Licensee also accepts that any partial month of occupancy will be billed as a full month of occupancy.

ITEM 5: GENERAL SERVICES.

5.1	No Fee Services includes courteous client and guest reception during regular business hours (9:00 a.m. to 5:00 p.m., Monday Through Friday); one directory listing in the lobby, receipt of mail and packages on the Licensee’s behalf; handling of outgoing mail and parcels; free conference room usage shall be limited to six (6) hours per Room per month, available on a first-come, first-serve basis; cleaning services; trash removal; and unlimited access 24 hours a day – 7 days a week – 365 days per year. Limited staff is present during non-business hours for security purposes, and they may provide some regular services as a courtesy, but complete office services are offered during regular business hours, only.

5.2	Fee Based Services are billed on a monthly invoice basis. Those that are optional and billed a-la-carte include black and white copies and networked printing at $.10 per page; color copies and networked printing at $.75 per page; faxes received or sent at $1.00 per page domestic or $2.00 per page international transmission; postage at cost plus a 20% per item handling charge; secretarial/clerical support at $30.00 per hour billable in quarter-hour increments; handyman assistance billed on a per-event negotiated rate basis, and monthly telecommunication services which include phone fax/modem and T-1 usage as described in Items 6 below. Additional conference room rental fees are $30.00 per hour. Additional office furniture rental is available on a per item/per month basis. Additional fee based services may be available in the future. Maintenance and utility charges are billed on a standard monthly basis for electrical usage, cleaning and maintenance/handyman services, and round-the-clock (3 shifts) of security and surveillance services, at the rate of a flat 10% of the base license fee (as described in Item 3, above).

5.3	Furniture: A desk and a chair will be provided at no charge for up to three occupants in the Licensed Room(s).

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ITEM 6: TELECOMMUNICATIONS.  Licensee is not permitted to install any telecommunication equipment, including telephone or network lines for internal or external use. All components of the phone system and/or T-1 installation software and hardware provided by Licensor and used by Licensee will remain at all times property of the Licensor.

6.1.	Phones. The Licensor will furnish Licensee with a digital phone handset with features including call conferencing, call transfer, call forward, speed dial, speakerphone and one voicemail box. The initial set-up fee is a one-time charge of $50.00 per outgoing line. Ongoing usage fees are $50.00 per month per phone handset. Additional services are available as follows: multiple voicemail box selection option includes a one-time set-up fee of $50.00 and $50.00 per month for service. Adding or deleting other features will incur a $50.00 charge per activity. Licensee will be charged in accordance with Item 10 for opening charges.

6.2.	Analog Lines. The Licensor will furnish Licensee an analog line for fax or modem usage. The initial set-up fee is a one-time charge of $50.00 per line. Ongoing usage fees are $50.00 per month. Licensee will be charged in accordance with schedule in Item 10 for opening and monthly ongoing charges.

6.3.	Internet Access. The Licensor will furnish Licensee with 24-hour access to the Internet through a shared T-1 data line connection. The Licensor prohibits the Licensee from using a Mail Server, hosting internal websites; dispatching broad based e-mails (spamming), utilizing internal FTP servers or the use of any equipment or applications that the Licensor deems to utilize excessive bandwidth. The installation fee is a one-time charge of $50.00 for each RJ45 hookup. Ongoing access fees are $50.00 per month per computer. Each computer is required to have a separate IP address. Wi-Fi wireless internet hubs and Voice Over IP equipment is not permitted. Licensee will be charged in accordance with schedule in Item 10 for opening and monthly ongoing charges.

IN ORDER TO PROTECT THE LICENSEE’S COMPUTER(S) FROM UNWANTED HACKERS AND VIRUSES, AND TO PREVENT THE INCONVENIENCING OR SLOWING DOWN OF OTHER T-1 USERS ON THE PREMISES, IT IS THE LICENSEE’S SOLE RESPONSIBILITY TO PROVIDE ITS OWN FIREWALL AND ANTI-VIRUS PROTECTION ON ITS COMPUTER(S). IN THE EVENT THAT THE LICENSEE’S COMPUTER(S) BECOMES INFECTED OR HACKED, REGARDLESS OF WHETHER IT HAS INSTALLED FIREWALL OR ANTI-VIRUS PROTECTION, THE LICENSOR IS NOT RESPONSIBLE FOR ANY DAMAGE SUFFERED TO THE LICENSEE’S COMPUTER(S).

IF THE LICENSOR NOTICES OR SUSPECTS THAT THE LICENSEE’S COMPUTER(S) MAY BE INFECTED, THE LICENSOR RESERVES THE RIGHT TO SCHEDULE A TIME TO INSPECT THE LICENSEE’S COMPUTER(S). IF THE LICENSOR DETERMINES THAT THE LICENSEE’S COMPUTER(S) IS INFECTED AND THUS CAUSING A DISRUPTION OR SLOW DOWN TO THE SHARED PUBLIC NETWORK, THE LICENSOR RESERVES THE RIGHT TO DISCONNECT THAT COMPUTER FROM THE T-1.

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ALSO, DUE TO NUMBEROUS INCOMING SPAM ISSUES CLOGGING UP MANY EMAIL SYSTEMS, THE LICENSOR HIGHLY RECOMMENDS THAT LICENSEE INSTALL SPAM-FILTERING SOFTWARE TO HELP ELIMINATE CONGESTION AND THE SLOWING DOWN ON THE NETWORK.

6.4	Technical Support. One hour (60 minutes) of basic technical support and service for phones, T-1s and computers will be provided at no charge during regular business hours (9:00 AM to 5:00 PM, Monday through Friday, except holidays) each month per client/company, with a $60.00 per hour charge for any support and service provided thereafter, billable in ½ hour increments. This does not include time spent on any set-up and installations, nor does it include time spent on service calls or troubleshooting for phones and T-1s that were caused by any downtime or malfunction on the part of the service provider. If the Licensee selects an outside technical consultant, that consultant’s work must first be approved by the Licensor, approval of which will not unreasonably be withheld, conditioned or delayed. Technical support will be provided by an on-site, pre-approved independent technician, and any technical support that requires VPNs or copying/transferring of files must first be pre-approved by the Licensor, after a written request of the Licensee for such assistance to be provided. The Licensor will be held harmless for any work performed by the independent in-house technician or any independent outside technical consultant.

ITEM 7: MONTHLY PAYMENT OF THE LICENSE FEE AND MONTHLY CHARGES.

The Licensee shall pay and the Licensor must receive the License Fee set forth in Item 3 above, the previous month’s charges for Fee Based Services set forth in Item 5 above and the previous month’s charges for phone equipment and line access, and Internet access set forth in Item 6 above, by 12:00 noon of the 1st day of each month during the term of this Agreement, and will provide an ongoing charge authorization in the event that the Licensee chooses to not pay its invoices by check before the 1st day of any month.

ITEM 8: MONTHLY FEES PAID LATE.  The License Fee set forth in Item 3 above, the previous month’s charges for Fee Based Services set forth in Item 5 above and the previous Month’s charges for Phones set forth in Item 6 above has not been received by the Licensor by12:00 noon on the 5th day of the month, a late payment penalty of  $50.00 will automatically be charged to the Licensee. If the Licensor has not received payment by 12:00 noon on the 15th day of the month, the Licensee shall be considered in default (see Item 14 below) and the Licensee shall pay all late payment penalties accrued, in addition to the penalties of default. Additionally, if payment of the total monthly amount due for that month has not been received by the Licensor by 12:00 noon on the 15th day of the month, all phone lines will be disconnected, the phone numbers will not be available for reconnecting, and new phone lines will require an additional $250.00 per line fee plus a $200.00 per line phone deposit.

ITEM 9: RETAINER FEE.  The Licensee shall pay the Licensor two (2) months of the License Fee as a Services Retainer Fee, which shall be refunded to the Licensee within 30 days after the term of this agreement has concluded, provided that the Licensee is not in default, there are no outstanding fees or charges due the Licensor and, for security purposes, all keys have been returned to the Licensor. The retainer fee shall not be kept in a separate escrow fund, nor accrue interest, and may be used by the Licensor at its discretion.

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ITEM 10: FEES DUE UPON SIGNING.

Dates: December 1 through December 31, 2004
REFUNDABLE SERVICES RETAINER FEE ( 2 x Monthly License Fees)				$2,860.00	( A )
	Cost	Quantity	Months	Total
Monthly License Charge	$1,300.00		1	$1,300.00
10% Maintenance & Utility Charge	$130.00		1	$130.00
Telephone Charges Per Number	$50.00	1	1	$50.00
Fax/Modem Charges Per Number	$50.00	0	0	$—
T-1 Access Per IP Address	$50.00	1	1	$50.00

Subtotal of Monthly Recurring Charges:				$1,530.00	( B )

	Cost		Months
Five additional months of Pre-Paid Fees:	$1,530.00	x	5	$7,650.00	( C )

One-Time Telecommunications Installation & Set-up Charges:

	Cost	Quantity		Total
Telephone Set-up & Installation per number	$50.00	1		$50.00
Fax/Modem Set-up & Installation per number	$50.00	0		$—
T-1 Set-up & Installation per IP Address	$50.00	1		$50.00

Subtotal of One-Time Set-up Charges:				$100.00	( D )

Total Opening Charges, including retainer & set-up fees ( A, B, C, & D )				$12,140.00	( E )

THE LICENSEE AGREES TO PROVIDE THE LICENSOR WITH A WRITTEN AUTHORIZATION TO CHARGE THE LICENSEE’S CREDIT CARD AT 12:00 ON THE FIRST DAY OF ANY MONTH, IN THE EVENT THAT THE LICENSEE ELECTS TO NOT PAY, USING ANY METHOD OF PAYMENT OF ITS CHOOSING, THE INVOICE THAT IT WAS PROVIDED ON THE 25TH DAY OF THE PREVIOUS MONTH.

FEES DUE UPON SIGNING.  Upon signing of this Agreement and in order to make this Agreement valid and in force, a check, charge or wire transfer totaling $12,140.00 (E), which represents the refundable Services Retainer Fee due (A), the monthly recurring charges for the first month (B), the five additional months of pre-paid fees (C) and the one-time set-up fees (D), must be received by the Licensor no later than 12:00 noon on December 10, 2004. Failure to receive these amounts in secured funds by this time may render this agreement and offer null and void, at the discretion of the Licensor.

ITEM 11: RETURNED CHECKS.  All checks provided to the Licensor for any charges or fees required pursuant to this Agreement that are returned by the bank due to insufficient funds will be subject to a $30.00 surcharge in addition to the replacement of the check, unless it is due to a bank error. The surcharge and replacement check shall be paid with a certified check or money order.

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ITEM 12: RULES AND REGULATIONS.

12.1. The Licensor shall have the right to revoke the License, immediately discontinue all accesses and service usage privileges such as for phones, T-1s, Fax lines and copier/security/entry codes, and declare the Licensee in default hereunder if the Licensee violates any of the following rules and regulations:

A. Repeated passing of checks with insufficient funds or repeated late payment of any monthly fees (more than once during any 12-month period of the term).

B. Excessive visitors (not more than 5 per day, unless approved in writing in advance by the Licensor), or the placement of advertisements that mention the general address of our facility and thus invites an uncontrolled flow of visitors to come to our facilities and overuse our reception area without a scheduled appointment.

C. Excessive noise, loud music or unruly behavior, or any loud, argumentative or unprofessional interfaces with other Licensees or employees, representatives and agents of the Licensor.

D. Entry into another Licensee’s rooms or offices of the Licensor’s employees, representatives or agents, or a restricted access areas, including the receptionist’s office or phone room, without the Licensor’s permission.

E. Unauthorized use of or damage to property, equipment or furniture of Licensor.

F. Any misrepresentation to the Licensor of the Licensee’s business intent or practice, or any illegal or illicit activity.

G. Any condition which detracts from a clean, safe environment including, excessive messes in the conference rooms, common areas or bathrooms caused by the Licensee; smoking in the building; bringing pets onto the facilities; or any compromising of security locked doors or any other security features.

H. Any unreported changes to the principal’s Registration Information, especially the nature of their business without the Licensor’s prior knowledge and written approval.

12.2. The Licensee shall not bring into the Rooms any equipment that consumes excessive electrical demand such as copiers, air conditioners, heaters or coffee makers; however, the Licensee is permitted to use printers and fax machines in the Rooms.

12.3. The Licensor shall have the right to show the Rooms to prospective Licensees at any time as long as the Licensor makes a reasonable attempt to not disrupt the Licensee or its business.

12.4. The Licensee shall not make any physical alterations to Licensee’s Rooms without prior written consent of Licensor. This includes installing hooks, hanging pictures, posters, etc., and painting.

12.6. Licensee is required to notify Licensor with a minimum one day’s notice, preferably more, when Licensee will be moving furniture, equipment, files, or other substantial belongings either into or out of the Rooms and premises. Licensee must use the freight elevator when moving large boxes, equipment or furniture. Freight elevator usage hours are Monday through Friday from 8:00 a.m. to 12:00 p.m. and 1:00 p.m. to 5:00 p.m. NOTE: It is closed from 12:00 p.m. to 1:00 p.m. for lunch breaks.

ITEM 13: ASSIGNMENT.  The Licensee may not assign this Agreement; sublease or contract sub-Licensees to use the Rooms or change the name or nature of its business therein without the prior written approval of the Licensor.

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ITEM 14: DEFAULT.

14.1. The Licensee shall be in default and shall have the License revoked if it does not pay its monthly charges in full by noon on the 15th of the applicable month or if it violates any of the rules and regulations described in item 12 above.

14.2. If the Licensee is in default, it shall, without any notice, forfeit its License, forfeit the Retainer Fee, surrender its right to enter or use the Rooms, shall return all keys and security passes, and shall pay all money due the Licensor until the conclusion of its 60-day notice period, as described in item 4. The Licensee shall also pay for any reasonable legal fees associated with any legal action taken to remove the Licensee and its belongings from the premises, along with any storage fees that may be incurred. The Licensee acknowledges that phone lines will be disconnected, the phone numbers will not be available for reconnecting, and new phone lines will require an additional $250.00 per line fee plus a $200.00 per line phone deposit.

14.3. Only after all of the fees and charges described herein associated with default have been paid to the Licensor by the Licensee, and the keys to the office(s) that it has occupied have been returned to The Licensor shall the property of the Licensee be returned.

14.4. The Licensee acknowledges that this Agreement is a conditional License to use the Rooms and services herein referred to and that the License is not a lease; and, therefore, the Landlord-Tenant laws do not govern this Agreement nor can the Licensee invoke tenant rights or privileges.

ITEM 15: OFFICE AND PROPERTY ABANDONMENT. If the Licensee is in default, and for 30 days fails to respond to the default notices, fails to contact the Licensor, fails to satisfy its financial obligations to the Licensor under the stipulations of default herein, and fails to retrieve its belongings, the Licensee accepts that it will be treated as having abandoned the office and its belongings, and the Licensor will assume the ownership of this property to off-set the costs of all outstanding fees incurred, including the occupancy charges represented by that property abandonment.

ITEM 16: HOLD HARMLESS.  The Licensee acknowledges that due to the imperfect nature of verbal, written and electronic communications, as well as unreliable service rendered by Utilities such as electric and phone companies, the Licensee shall hold the Licensor harmless from any failures or malfunctions relating to these factors that are beyond the Licensor’s control, nor will the Licensee pursue any claims against the Licensor to recover damages as a result of service interruptions beyond its control. The Licensee also accepts that, once this agreement is signed and executed, it will hold harmless the individual, independent agent(s) or parties that were involved in the referral, negotiation and contracting of the Licensor’s spaces to be occupied as part of this agreement, including Partners In Excellence. Inc., in the event that it is engaged in any issues, legal or otherwise, with the Licensor. The Licensee also accepts that it will hold the Licensor harmless for any technical work performed by the in-house, or approved outside independent technical contractor.

ITEM 17: INSURANCE  The Licensee is responsible for obtaining and paying for business insurance including Workers’ Compensation (required for any employee(s) working out of “The Rooms” for any organization affiliated with the Licensee), General Liability, Property & Casualty, and Fire & Burglary Insurance for the Room(s) and naming Soho Office Suites, LLC dba Select

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Office Suites, Majestic Rayon Corp. and Cudge Realty, LLC  as insured, and submit an Insurance Certificate as proof there of. In the event the Licensee fails or refuses to comply with the aforesaid provision, the Licensor may, if it so elects, obtain and pay for such insurance at the cost and expense of the Licensee, and such cost and expense shall be payable to the Licensor upon demand, or at the option of the Licensor, shall be added to the License Fee due immediately thereafter but in no case later than 1 month after such demand, whichever occurs sooner. This remedy shall be in addition to any other remedies that the Licensor may demand if the Licensee breaches any of the terms of this agreement The Licensee is required to submit to the Licensor, Certificates of Insurance for the above mentioned no later than 15 days after start of term or may be declared in default of its obligations and this agreement by the Licensor. The Licensor is responsible and has insurance for all common areas on the 5th floor, and Majestic Rayon Corp., and Cudge Realty, LLC, as joint ventures, who is the Landlord of 116 West 23rd Street, New York, New York has insurance for all common areas of the building including the elevators, lobby and stairwells.

THE LICENSOR ENCOURAGES THE LICENSEE TO REVIEW THIS AGREEMENT WITH AN ATTORNEY PRIOR TO SIGNING AND COMMITTING TO THIS LEGALLY BINDING AGREEMENT.

THE LICENSEE ACCEPTS THAT THE PRIMARY CONDITION OF THIS AGREEMENT IS THAT IT CANNOT BE IN DEBT TO THE LICENSOR FOR ANY LICENSE FEE, FEE BASED SERVICES OR TELECOMMUNICATION CHARGES THAT IT OWES TO THE LICENSOR BEYOND THE DEADLINE DATE THAT THESE FEES ARE DUE. THE LICENSEE ALSO ACCEPTS THAT ALTHOUGH IT HAS PAID THE LICENSOR A RETAINER FEE, THIS MONEY CANNOT BE USED TO OFF SET ANY PAYMENTS DUE THE LICENSOR, AND WILL BE FORFEITED BY THE LICENSEE IF THE LICENSEE IS IN DEFAULT AND OWES THE LICENSOR MONEY.

THE AUTHORIZED SIGNATURES BELOW CONSTITUTE LEGAL ACCEPTANCE OF ALL THE CONDITIONS DESCRIBED IN THIS LICENSE AGREEMENT.

LICENSOR:		LICENSEE:

Select Office Suites	Date	Emtec Inc.	Date
Avi Lazarovits		John Howlett
Vice-President		CEO

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